Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-6436 on Form S-8 of our report dated June 26, 2017, appearing in the Annual Report on Form 11-K of the Enbridge Employee Services, Inc. Employees' Savings Plan for the year ended December 31, 2016.

/s/ McConnell & Jones LLP

Houston, Texas

June 26, 2017